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EXHIBIT 3.A - ARTICLES OF INCORPORATION

               AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                     OF
                             WAYNE BANCORP, INC.
                                (AS AMENDED)

FIRST:   The name of the Corporation is: WAYNE BANCORP, INC.

SECOND: The place in the State of Ohio where its principal office is to be located is Wooster in Wayne County.

THIRD:   The purposes for which it is formed are:

         To engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 inclusive of the Revised Code of Ohio.

FOURTH: The authorized number of shares of the Corporation is Five Million Four Hundred Thousand (5,400,000) all of which shall be common stock without par value.

FIFTH:   Each stockholder shall be entitled to one vote for each common share standing in his name on the books of the Corporation for all purposes and stockholders shall not have the right to cumulate vote in the election of directors of the Corporation. Upon the Offering for sale for cash of shares of stock of the Corporation, stockholders shall not have any preemptive right to subscribe to such stock.

SIXTH:   The following provisions are hereby agreed to for the purpose of defining, limiting and regulating the exercise of the authority of the Corporation, or of the directors, or of all of the stockholders.

The Board of Directors is expressly authorized to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created, and to purchase on behalf of the Corporation any shares issued by it to the extent of the surplus of the aggregate of its assets over the aggregate of its liabilities plus stated capital.

The Corporation may in its regulations confer powers upon its Board of Directors in addition to the powers and authorities conferred upon it expressly by Sections 1701.01 et seq. of the Revised Code of Ohio.

Any meeting of the stockholders or the Board of Directors may be held at any place within or without the State of Ohio in the manner provided for in the regulations of the Corporation.


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Any amendments to the articles of incorporation may be made from time to time, and any proposal or proposition requiring the action of stockholders may be authorized from time to time by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation.

SEVENTH:

A.       DEFINITIONS AS USED IN THIS ARTICLE SEVENTH

         1. "Affiliate" or "Associate" shall have the respective meanings given such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1990.

         2.   A person shall be a "beneficial owner" of any Voting Stock:

              i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

              ii) which such person or any of its Affiliates or Associates has by itself or with others (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

              iii)which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

         3.   "Business Combination" shall include:

              i) any merger or consolidation of the Corporation or any of its subsidiaries with or into an Interested Stockholder, regardless of which person is the surviving entity;

              ii) any sale, lease, exchange, mortgage, pledge, or other
                  disposition (in one transaction or a series of transactions) from the Corporation or any of its subsidiaries to an Interested Stockholder, or from an Interested Stockholder to the Corporation or any of its subsidiaries, of assets having an aggregate Fair Market Value of ten percent (10%) or more of the Corporation's total stockholders equity;

              iii)the issuance, sale or other transfer by the Corporation or any subsidiary thereof of any securities of the Corporation or any subsidiary thereof to an Interested Stockholder (other than an issuance or transfer of securities which is effected on a pro rata basis to all stockholders of the Corporation);

              iv) the acquisition by the Corporation of any of its subsidiaries of any securities of an Interested Stockholder;
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              v)  the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder;

              vi) any reclassification or recapitalization of securities of the
                  Corporation if the effect, directly or indirectly, of such transaction is to increase the relative voting power of an Interested Stockholder; or

              vii)any agreement, contract or other arrangement providing for or resulting in any of the transactions described in this definition of Business Combination.

         4. "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder; any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is approved to succeed a Continuing Director by the Continuing Directors; any member of the Board of Directors who is appointed to fill a vacancy on the Board of Directors who is unaffiliated with the Interested Stockholder and is approved by the Continuing Directors.

         5.   "Fair Market Value" shall mean:

              i) in the case of securities listed on a national securities exchange or quoted in the National Association of Securities Dealers Automated Quotations System (or any successor thereof), the highest sales price or bid quotation, as the case may be, reported for securities of the same class or series traded on the national securities exchange or in the over-the-counter market during the 30-day period immediately prior to the date in question, or if no such report or quotation is available, the Fair Market Value as determined by the Continuing Directors; and

              ii) in the case of other securities and of other property or consideration (other than cash), the Fair Market Value as determined by the Continuing Directors; provided, however, in the event the power and authority of the Continuing Directors ceases and terminates pursuant to Subdivision F of this Article SEVENTH as a result of there being less than seven (7) Continuing Directors at any time, then (a) for purposes of clause (ii) of the definition of "Business Combination," any sale, lease, exchange, mortgage, pledge, or other disposition of assets from the Corporation or any of its subsidiaries to an Interested Stockholder or from an Interested Stockholder to the Corporation or any of its subsidiaries, regardless of the Fair Market Value thereof, shall constitute a Business Combination, and (b) for purposes of paragraph 1 of Subdivision D of this Article SEVENTH, in determining the amount of consideration received or to be received per share by the Independent Stockholders in a Business Combination, there shall be excluded all consideration other than cash and the Fair Market Value of securities listed on a national securities exchange or quoted in the National Association of Securities Dealers Automated Quotations System (or any successor thereof for which there is a reported sales price or bid quotation, as the case may be, during the 30-day period immediately prior to the date in question .

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         6.   "Independent Stockholder" shall mean stockholders of the
              Corporation other than the Interested Stockholder engaged in or proposing the Business Combination.

         7. "Interested Stockholder" shall mean: (a) any person (other than the Corporation or any of its subsidiaries) and (b) the Affiliates and Associates of such person, who, or which together, are:

              i) the beneficial owner, directly or indirectly, of 5 percent or more of the outstanding Voting Stock or were within the two-year period immediately prior to the date in question the beneficial owner, directly or indirectly, or 5 percent or more of the then outstanding Voting Stock; or

              ii) an assignee of or other person who has succeeded to any shares of the Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

Notwithstanding the foregoing, no Trust Department, or designated fiduciary or other trustee of such Trust Department of the Corporation or a subsidiary of the Corporation, or other similar fiduciary capacity of the Corporation with direct voting control of the outstanding Voting Stock shall be included or considered as an Interested Stockholder. Further, no profit sharing, employee stock ownership, employee stock purchase and savings, employee pension, or other employee benefit plan of the Corporation or any of its subsidiaries, and no trustee of any such plan in its capacity as such trustee, shall be included or considered as an Interested Stockholder.

         8. A "Person" shall mean an individual, partnership, trust, corporation, or other entity and includes any two or more of the foregoing acting in concert.

         9. "Voting Stock" shall mean all outstanding common shares of capital stock of the Corporation.

B. SUPERMAJORITY VOTE TO EFFECT BUSINESS COMBINATION. No Business Combination shall be effected or consummated unless:

         1. Authorized and approved by the Continuing Directors and, if otherwise required by law to authorize or approve the transaction, the approval or authorization of stockholders of the Corporation, by the affirmative vote of holders of shares mandated by the Ohio Revised Code; or

         2. Authorized and approved by the affirmative vote of holders of not less than 80 percent of the outstanding Voting Stock voting together as a single class.

              The authorization and approval required by this Subdivision B is in addition to any authorization and approval required by Subdivision C of this Article SEVENTH.
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C.       FAIR PRICE REQUIRED TO EFFECT BUSINESS COMBINATION. No Business
         Combination shall be effected or consummated unless:

         1. All the conditions and requirements set forth in Subdivision D of this Article SEVENTH have been satisfied; or

         2.   Authorized and approved by the Continuing Directors; or

         3. Authorized and approved by the affirmative vote of holders of not less than 66% percent of the outstanding Voting Stock held by all Independent Stockholders voting together as a single class.

              Any authorization and approval required by this Subdivision C is in addition to any authorization and approval required by Subdivision B of this Article SEVENTH.

D. CONDITIONS AND REQUIREMENTS TO FAIR PRICE. All the following conditions and requirements must be satisfied in order for clause (1) of Subdivision C of this Article SEVENTH to be applicable.

         1. The cash and Fair Market Value of the property, securities or other consideration to be received by the Independent Stockholders in the Business Combination per share for each share of capital stock of the Corporation must not be less than the sum of:

               i) the highest per share price (including brokerage commissions, transfer taxes, soliciting dealer's fees and similar payments) paid by the Interested Stockholder in acquiring any shares; and

              ii) the amount, if any, by which interest on the per share price, calculated at the Treasury Bill rate from time-to-time in effect, from the date the Interested Stockholder first became an Interested Stockholder until the Business Combination has been consummated, exceeds the per share amount of cash dividends received by the Independent Stockholders during such period. The "Treasury Bill Rate" means for each calendar quarter, or part thereof, the interest rate of the last auction in the preceding calendar quarter of 91-day United States Treasury Bills expressed as a bond equivalent yield.

              For purposes of this paragraph (1), per share amounts shall be appropriately adjusted for any recapitalization, reclassification, stock dividend, stock split, reverse split, or other similar transaction. Any Business Combination which does not result in the Independent Stockholders receiving consideration for or in respect of their shares of capital stock of the Corporation shall not be treated as complying with the requirements of this paragraph (1).

         2. The form of the consideration to be received by the Independent Stockholders owning the Corporation's shares must be the same as was previously paid by the Interested Stockholder(s); provided, however, if the Interested Stockholders previously paid for such shares with different forms of consideration, the form of the consideration to be received by the Independent Stockholders must be in the form as was previously paid

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              by the Interested Stockholder in acquiring the largest number of shares. The provisions of this paragraph (2) are not intended to diminish the aggregate amount of cash and Fair Market Value of any other consideration that any holder of the Corporation's shares is otherwise entitled to receive upon the liquidation or dissolution of the Corporation, under the terms of any contract with the Corporation or an Interested Stockholder, or otherwise.

         3. From the date the Interested Stockholder first became an Interested Stockholder until the business combination has been consummated, the following requirements must be complied with unless the Continuing Directors otherwise approve:

              i) the Interested Stockholder has not received, directly or indirectly, the benefit (except proportionately as a stockholder) of any loan, advance, guaranty, pledge, or other financial assistance, tax credit or deduction, or other benefit from the Corporation or any of its subsidiaries;

              ii) there shall have been no failure to declare and pay in full, when and as due or scheduled, any dividends required to be paid on any class or series of the Corporation's shares;

              iii)there shall have been (a) no reduction in the annual rate of dividends paid on Common Shares of the Corporation (except as necessary to reflect any split of such shares) and (b) an increase in the annual rate of dividends as necessary to reflect reclassification (including a reverse split), recapitalization or any similar transaction which has the effect of reducing the number of outstanding Common Shares; and

              iv) there shall have been no amendment or other modification to any profit sharing, employee stock ownership, employee stock purchase and savings, employee pension or other employee benefit plan of the Corporation or any of its subsidiaries the effect of which is to change in any manner the provisions governing the voting of any shares of capital stock of the Corporation in or covered by such plan.

         4. A proxy or information statement describing the Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations under it (or any subsequent provisions replacing the Act and the rules and regulations under it) has been mailed at least 30 days prior to the completion of the Business Combination to the holders of all outstanding Voting Stock. If deemed advisable by the Continuing Directors, the proxy or information statement shall contain a recommendation by the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and/or an opinion by an investment banking firm, selected by the Continuing Directors and retained at the expense of the Corporation, as to the fairness (or unfairness) of the Business Combination to the Independent Stockholders.

  E. OTHER APPLICABLE VOTING REQUIREMENTS. The affirmative votes required to be received from stockholders of the Corporation under Subdivisions B, C and H of this
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         Article SEVENTH shall apply even though no vote or lesser percentage vote, may be required by law, or by other provisions of these Articles of Incorporation, or otherwise. Any authorization, approval or other action of the Continuing Directors under this Article SEVENTH is in addition to any required authorization, approval or other action of the Board of Directors.

  F. CONTINUING DIRECTORS. All actions required or permitted to be taken by the Continuing Directors shall be taken with or without a meeting by the vote or written consent of two-thirds of the Continuing Directors, regardless of whether the Continuing Directors constitute a quorum of the members of the Board of Directors then in office. In the event that the number of Continuing Directors is at any time less than seven (7), all power and authority of the Continuing Directors under the Article SEVENTH shall thereupon cease and terminate, including, without limitation, the authority of the Continuing Directors to authorize and approve a Business Combination under Subdivisions B and C of this Article SEVENTH and to approve a successor Continuing Director. Two-thirds of the Continuing Directors shall have the power and duty, consistent with their fiduciary obligations, to determine for the purpose of this Article SEVENTH, on the basis of information known to them:

         1. Whether any person is an Interested Stockholder;

         2. Whether any person is an Affiliate or Associate of another;

         3. Whether any person has an agreement, arrangement, or understanding with another or is acting in concert with another; and

         4. The Fair Market Value of property, securities or other consideration (other than cash).

         The good faith determination of the Continuing Directors on such matters shall be binding and conclusive for purposes of this Article SEVENTH.

  G. EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED STOCKHOLDERS. Nothing contained in this Article SEVENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligations imposed by law.

  H. REPEAL. Notwithstanding any other provisions of these Articles of Incorporation (and notwithstanding the fact that a lesser percentage vote may be required by law or other provision of these Articles of Incorporation), the provisions of this Article SEVENTH may not be repealed, amended, supplemented or otherwise modified, unless:

         1. The Continuing Directors (or, if there is no Interested Stockholder, a majority vote of the whole Board of Directors of the Corporation) recommend such repeal, amendment, supplement or modification and such repeal, amendment, supplement or modification is approved by the affirmative vote of the holders of not less than 66 2/3 percent of the outstanding Voting Stock; or

         2. Such repeal, amendment, supplement or modification is approved by the affirmative vote of holders of (a) not less than 80 percent of the outstanding Voting Stock voting
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              together as a single class, and (b) not less than 66 2/3 percent of the outstanding Voting Stock held by all stockholders other than Interested Stockholders voting together as a single class.

EIGHTH: The Corporation shall have the power to indemnify its present and past directors, officers, employees and agents, and such other persons as it shall have powers to indemnify to the full extent permitted under, and subject to the limitations of, Title 17 of the Ohio Revised Code. Additionally, and subject to the limitations set forth below, the Corporation shall indemnify its present and past Directors for personal liability for monetary damages resulting from breach of their fiduciary duty as Directors. Notwithstanding the above, no indemnification for personal liability shall be provided for:

1. Any breach of the Director's duty of loyalty to the Corporation or its stockholders;

2. Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

3.       Illegal distribution of dividends; and

4. Any transaction from which the Director derived an improper personal benefit.

The Corporation may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its Directors, officers, employees, and agents, to the extent that such indemnification is allowed in the preceding paragraph.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Articles of Incorporation, in the manner now or hereafter prescribed by Sections 1701.01 et seq. of the Revised Code of Ohio, and all rights conferred upon Stockholders herein are granted subject to this reservation.

TENTH: No Business Combination shall be effected or consummated unless, in addition to the consideration set forth in Subdivisions B, C, D, and E of Article SEVENTH, the Board of Directors of the Corporation, including the Continuing Directors shall consider all of the following factors and any other factors which it (they) deem relevant:

  1. The social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located;

  2. The business and financial conditions and earnings prospects of the Interested Stockholder, including, but not limited to, debt service and other existing or likely financial obligations of the Interested Stockholder, and the possible effect on other elements of the communities in which the Corporation and its subsidiaries operate or are located; and

  3. The competence, experience and integrity of the Interested Stockholder and his (its) or their management.

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ELEVENTH: These Amended and Restated Articles of Incorporation take the place of and supersede the existing Amended Articles of Incorporation as theretofore amended.